EXHIBIT 10.1
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              PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
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(Fountain Valley Industrial Park; Fountain Valley, California)


      THIS AGREEMENT ("Agreement") is made and entered into as of November 9, 1998, by and between JMB INCOME PROPERTIES, LTD.-XIII, an Illinois limited partnership (hereinafter called "Seller"), and TA REALTY CORP., a Massachusetts corporation (hereinafter called "Buyer").


R E C I T A L S
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      A.    Seller is the owner of those certain industrial buildings
generally located at the southwest intersection of Talbert Avenue and Euclid Street (containing approximately 370,890 net rentable square feet), in the City of Fountain Valley, County of Orange, State of California, consisting of industrial buildings (collectively, the "Premises"), it being understood and agreed that the foregoing square footage numbers are contained herein for informational purposes only.

      B. Buyer desires to purchase, and Seller desires to sell, such Premises on the terms and conditions hereinafter documented.

      NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

      1. PURCHASE AND SALE. On the terms and conditions hereinafter set forth, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the land (the "Land") described in Exhibit "A", attached hereto and made a part hereof, together with all of the Premises and other improvements owned by Seller on the Land (the "Improvements") together with all of Seller's right, title and interest in and to the following tangible and intangible property (the "Personalty"):

               (i) all furniture, fixtures, equipment and other personal property described in Exhibit "B" attached hereto and made a part hereof;

              (ii) to the extent they may be transferred under applicable law, all licenses, permits, approvals, certificates of occupancy and other approvals necessary for the current use and operation of the "Property" (as hereinafter defined), including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Property or necessary to operate the Property as it is presently being operated;

             (iii) all warranties, if any, issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment included as part of the Property;

              (iv) all transferable telephone exchange numbers and development rights related to the Property;

               (v) to the extent assignable and to be assigned hereunder to Buyer at Closing, all service, supply, security, management and maintenance contracts (if any) held by Seller with respect to the Property and its mechanical equipment, elevators and other elements;



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              (vi)      all leases, subleases, franchises, licenses,
occupancy agreements, owner participation agreements or other agreements, demising space in or otherwise similarly affecting or relating to the Improvements or Land, together with any and all amendments, modifications or supplements thereto (collectively "Leases") and all prepaid rent, refundable tenant security deposits and other refundable deposits, if any, thereunder (together with interest thereon, if any, to the extent) and guaranties thereof; and

             (vii) all plans, drawings, specifications, tradenames, surveys, renderings and other technical descriptions that relate to the Land or the Improvements. The Land, the Improvements and the Personalty are collectively referred to herein as the "Property".

      2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property shall be the sum of Twenty One Million Six Hundred Twenty Five Thousand Dollars ($21,625,000) (which amount, as adjusted pursuant to the terms hereof, shall be paid in the manner hereinafter set forth).

      3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

      A. ESCROW DEPOSIT. Within two (2) business days after execution hereof by Buyer and Seller, Buyer shall deliver $250,000 (which deposit, together with all interest thereon earned while such deposit is held by "Escrow Holder", as hereinafter defined, is herein called the "Escrow Deposit") to Chicago Title Insurance Company, at its offices at 16969 Von Karman, Suite 200, Irvine, California 92606, Attention: Lorrie Beasley (which company, in its capacity as escrow holder hereunder, is called "Escrow Holder"). The Escrow Deposit shall be delivered to Escrow Holder by wire transfer of immediately available federal funds or by check evidencing good funds. The amounts deposited hereunder shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times that the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("Approved Investments"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller and Buyer, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disbursed by Escrow Holder only as provided in this Agreement.

      B. CLOSING PAYMENT. The balance of the Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations, debits and credits specified herein, shall be paid by wire transfer of immediately available federal funds on the "Closing Date" (as hereinafter defined) (the amount to be paid under this subparagraph B being herein called the "Closing Payment").



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      4.    CONDITIONS PRECEDENT

      TITLE MATTERS.

      (1) TITLE REPORT. Seller has ordered (and upon receipt shall deliver to Buyer) a copy of a preliminary title report ("Preliminary Title Report") covering the Property from Chicago Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "Title Company"), together with copies of all exceptions to title referenced therein. In addition, Seller has delivered to Buyer (or will deliver) to Buyer a copy of an update of a certain survey of the Property prepared by Psomas and Associates (collectively the "Survey"), which Survey shall be recertified to Buyer. If Buyer shall fail to deliver written notice ("Title Objection Notice") setting forth those title and survey matters to which Buyer objects on or before the end of the "Due Diligence Period" (as hereinafter defined), Buyer shall be deemed to have approved the exceptions to title shown on the Preliminary Title Report and the matters disclosed on the Survey. Approval by Buyer of any additional exceptions to title or survey matters disclosed subsequent to the date of the Preliminary Title Report shall be a condition precedent to Buyer's obligation to purchase the Property. Unless Buyer gives written notice that it disapproves any such additional exceptions to title or survey matters, stating the exceptions so disapproved, on or before the sooner to occur of five (5) business days after receipt of written notice thereof or the Closing Date, Buyer shall be deemed to have approved said additional title exceptions or survey matters. If for any reason, on or before the Closing Date Seller does not cause such exceptions to title or survey matters which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and Seller and Buyer shall have no further obligations in connection herewith), whereupon the Escrow Deposit shall be returned to Buyer. Buyer shall have the option to waive the condition precedent set forth in this paragraph 4A(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied. All matters set forth on the Preliminary Title Report which are not timely objected to by Buyer in accordance with this paragraph 4A(1), are herein called the "Permitted Exceptions". The term "Permitted Exceptions" shall additionally include
(i) any title matters objected to by Buyer, which objections are subsequently waived in writing by Buyer, and (ii) any title matters objected to by Buyer, which objections are cured to Buyer's satisfaction. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Seller shall be obligated to remove any deeds of trust covering the Property which secure any financing obtained by Seller, and shall either remove or cause the Title Company to affirmatively insure over
(i) any mechanic's or materialmen's liens against the Property as a result of work done by or on behalf of Seller, (ii) any tax or judgment liens against Seller, and (iii) adverse matters intentionally created by Seller after the date of this Agreement.

      (2) EXCEPTIONS TO TITLE. Buyer shall be obligated to accept title to the Property, subject to the following exceptions to title:

      (a)   Real estate taxes and assessments not yet due and payable;

      (b) The printed exceptions which appear in the standard ALTA owner's policy of title insurance issued by Title Company; and



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      (c)   The Permitted Exceptions.

It shall be a condition precedent to Buyer's obligation to purchase the Property that Title Company issue to Buyer on the Closing Date a standard form CLTA owner's title insurance policy ("Owner's Policy"), in the face amount of the Purchase Price, which policy shall (i) show title to the Property to be vested of record in Buyer, (ii) show the Permitted Exceptions to be the only exceptions to title, and (iii) contain such endorsements and reinsurance as Buyer shall require (and the Title Company shall agree to issue) prior to the expiration of the Due Diligence Period.

      B. DUE DILIGENCE REVIEWS. Buyer hereby acknowledges that Seller has caused certain environmental testing to be conducted at the Property as more particularly set forth in Exhibit "C" attached hereto and made a part hereof (collectively, the "Scope of Work"), and that prior to the date hereof Seller has delivered to Buyer, without any representation or warranty whatsoever, a copy of the final report of such Scope of Work prepared by Seller's consultants (the "Environmental Report"). Buyer has reviewed the Environmental Report and has determined that Buyer will proceed with Buyer's due diligence examinations, reviews and inspections of all remaining matters pertaining to the purchase of the Property. Accordingly, Buyer shall have until 5:00 p.m. (Central time) on November 25, 1998 (the "Due Diligence Period"), within which to complete all of Buyer's other due diligence examinations, reviews and inspections of all remaining matters pertaining to the purchase of the Property, including all leases, service contracts, and all physical and compliance matters and conditions respecting the Property, but excluding any environmental matters (all such matters having been approved by Buyer prior to Buyer's execution of this Agreement). During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice and either has or shall hereafter make available to Buyer, to the extent in Seller's possession or control, such leases, service contracts and other contracts, agreements, licenses, permits and certificates of occupancy, plans and specifications, standard form lease, and other documents and agreements as reasonably agreed upon by Seller and Buyer, but Seller shall not be required to provide or make available to Buyer any other environmental reports with respect to the Property. Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not unreasonably interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense, including reasonable attorneys' fees (the foregoing obligation surviving any termination of this Agreement); provided, however, the foregoing shall not apply to matters which were caused not by Buyer or its agents but by the negligence or misconduct of Seller. In no event shall Buyer make any environmental testing or intrusive physical testing (structural or otherwise) at the Property without Seller's prior written consent (and shall in all events promptly return the Property to its prior condition and repair thereafter). Buyer may contact any tenant of the Property upon prior notification to Seller (any such contact to be subject to reasonable requirements imposed by Seller). Without limitation thereon, Seller shall have the right, at its option, to cause a representative of Seller to be present at all tenant interviews, as well as other inspections, reviews and examinations conducted hereunder. In the event this Agreement is terminated prior to closing hereunder, Buyer shall promptly deliver to Seller, at Seller's written request, true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party; provided, however, that neither Buyer nor any such third party make any representations or warranties regarding such reports. In addition, in the event of termination hereunder, Buyer shall return all documents and other materials furnished to or on behalf of Buyer


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by Seller hereunder.  Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential; provided, however, that Buyer shall be entitled to disclose such information to Buyer's attorneys, accountants, advisors, consultants and prospective debt and equity financing sources who reasonably need to be informed in connection with Buyer's determinations hereunder (and who shall, in turn, be instructed to keep such information confidential). If, on or before the expiration of the Due Diligence Period, Buyer shall determine in its sole and absolute discretion that it intends to proceed with the acquisition of the Property, then Buyer shall promptly notify Seller and Escrow Holder of such determination in writing (such notice being herein called the "Due Diligence Approval Notice"), and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 4B. If, however, on or before the expiration of the Due Diligence Period, Buyer shall determine in its sole and absolute discretion that it no longer intends to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing (such notice being herein called the "Due Diligence Termination Notice"), whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that Buyer shall fail to have delivered the Due Diligence Approval Notice to Seller on or before the expiration of the Due Diligence Period, Buyer shall be deemed to have elected not to proceed with the acquisition of the Property whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate.

      C. ESTOPPEL CERTIFICATES. Receipt of estoppel certificates ("Tenant Estoppel Certificates"), dated not more than thirty (30) days prior to the Closing Date, from a sufficient number of tenants at the Property so that Tenant Estoppel Certificates shall be received with respect to not less than 90% of the net rentable square feet of space covered by leases in effect as of the date hereof shall be a condition precedent to Buyer's obligation to purchase the Property hereunder. Each Tenant Estoppel Certificate shall either be substantially in the form provided in Exhibit "D" attached hereto and made a part hereof (with limitations to a tenant's knowledge or actual knowledge in place of to the best of tenant's knowledge, where applicable, being deemed acceptable revisions) or in the form, if any, prescribed in the applicable tenant lease (with all blanks filled in and the information contained therein consistent with the terms of the Leases). Seller's sole obligation hereunder shall be to utilize commercially reasonable efforts to obtain a Tenant Estoppel Certificate from each tenant at the Property (such reasonable efforts obligation not including any obligation to institute legal proceedings or to expend any monies therefor); provided, however, if the condition specified in this paragraph 4C is satisfied but not all tenants shall have delivered Tenant Estoppel Certificates, Seller shall deliver a certificate ("Seller Estoppel Certificate") with respect to each lease for which no Tenant Estoppel Certificate is received. The Seller Estoppel Certificate shall be in substantially the same form as the Tenant Estoppel Certificate attached as Exhibit "D" hereto, with appropriate changes to reflect that (i) such certificate is being delivered by Seller rather than the tenant, (ii) paragraphs (c), (d), (f), (h) are limited to Seller's knowledge (as defined in this Agreement), and paragraph (o) will be deleted. If on or before the Closing Date, the conditions set forth herein are not satisfied (or waived by Buyer), then this Agreement shall terminate at Buyer's option (and the Escrow Deposit shall be promptly returned to Buyer).



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      D.    PERFORMANCE BY SELLER; POSSESSION.  The performance and
observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property. In addition, in the event that on the Closing Date (i) the "Seller Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Seller contained in paragraph 7A below which are not otherwise permitted or contemplated by the terms of this Agreement, or (ii) the Property is not in substantially the same physical condition as it is at the end of the Due Diligence Period, reasonable wear and tear and, subject to paragraph 6 hereof, casualty excepted, then Buyer shall have the right to terminate this Agreement, in which event the Escrow Deposit shall be immediately returned to Buyer. Further, it shall be a condition to Buyer's obligations to close that, on the Closing Date, Buyer shall receive actual possession of the Property free of all occupancy rights other than those specified under the Leases or the Permitted Exceptions. Buyer shall have the option to waive the condition precedent set forth in this paragraph 4D by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

      E. PERFORMANCE BY BUYER. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property.

In addition, in the event that the "Buyer Closing Certificate" (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Buyer contained in paragraph 7B below which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this paragraph 4E by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

      5. CLOSING PROCEDURE TRANSACTIONS. The sale and purchase herein provided shall be consummated on the Closing Date through escrow pursuant to the "Escrow Instructions" (as hereinafter defined). As used herein, "Closing Date" means Friday, December 4, 1998, or such earlier date as may be agreed upon by Buyer and Seller in writing.

      A. ESCROW. By the Closing Date, the parties shall deliver to Title Company, at its office located at 16969 Von Karman, Suite 200, Irvine, California, the following: (1) by Seller, a duly executed and acknowledged original grant deed ("Deed") in favor of Buyer, in the form of Exhibit "E" attached hereto and made a part hereof, (2) by Buyer, the Closing Payment in immediately available federal funds, and (3) by each of the parties, the remaining closing documents provided for in paragraph 5B hereof. Such deliveries shall be made pursuant to either joint or separate escrow instructions ("Escrow Instructions") to be executed by Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Title Company's receipt of the Deed, the Closing Payment, the other closing documents provided for in paragraph 5B hereof, and the commitment of the Title Company to issue the Owner's Policy in the form specified in paragraph 4A(2) hereof.

      B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then on the Closing Date (1) the Deed shall be delivered to Buyer by Title Company's depositing the same for recordation, (2) the Closing Payment (and the Escrow Deposit) shall be delivered to Seller and (3) the following items shall be delivered by the Title Company as provided for in the Escrow Instructions:



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      (1)   SELLER DELIVERIES.  Seller shall deliver the following to Title
Company on or before the Closing Date (and, upon closing, Title Company shall deliver the same to Buyer):

      (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("Bill of Sale, Assignment and Assumption Agreement") in the form of Exhibit "F" attached hereto and made a part hereof;

      (b) A certificate of Seller ("Seller Closing Certificate") reaffirming the representations and warranties contained in paragraph 7A hereof to the Closing Date and noting any changes thereto, together with any Seller Estoppel Certificate which may be required pursuant to paragraph 4C hereof;

      (c) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller satisfying both federal and state law requirements;

      (d) A notice to the tenants ("Tenant Notice") signed by Seller advising them of the sale in form reasonably satisfactory to Seller and Buyer;

      (e) To the extent in Seller's possession or control, originals of all Leases, "Service Agreements" (as hereinafter defined), plans and specifications, tenant files, invoices, billings and other similar books and records necessary for the continued operation of the Property, licenses, permits, certificates of occupancy, certificates of insurance from any tenants, and keys tagged for identification, to the extent the foregoing relate to the Property (such delivery being made by causing such items to be retained at the Property);

      (f) If requested by Buyer, an executed assignment of Seller's rights under any of the Permitted Exceptions, to the extent such rights are assignable, such assignment being in substantially the same form as the Assignment and Assumption Agreement (and being herein called the "Additional Assignment and Assumption Agreement");

      (g) Evidence reasonably satisfactory to Buyer and Escrow Holder respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

      (h) The originals of any Tenant Estoppel Certificates received by Seller pursuant to paragraph 4C hereof; and

      (i) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

      (2) BUYER DELIVERIES. Buyer shall deliver the following to Title Company on or before the Closing Date (and, upon closing, Title Company shall deliver the same to Seller):

      (a) A duly executed and acknowledged Bill of Sale, Assignment and Assumption Agreement;

      (b) A certificate of Buyer ("Buyer Closing Certificate") updating the representations and warranties contained in paragraph 7B hereof to the Closing Date and noting any changes thereto;

      (c)   A Tenant Notice signed by Buyer;



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      (d)   An executed Additional Assignment and Assumption Agreement, if the same is executed by Seller;

      (e) Evidence reasonably satisfactory to Seller and Escrow Holder respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

      (f) Such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

      C. CLOSING COSTS. Seller shall pay the title insurance premiums (at a rate not in excess of standard issue rates) attributable to standard CLTA coverage respecting the Owner's Policy and the costs of the Survey. Buyer shall pay (i) all title insurance premiums attributable to the Owner's Policy in excess of standard CLTA coverage, as well as any costs for any endorsements to the Owner's Policy, to the extent any of the foregoing is requested by Buyer, (ii) all costs and expenses related to Buyer's due diligence examinations, reviews and inspections, and (iii) all recording fees or charges. Seller and Buyer shall each pay one-half of the closing escrow charges. Seller and Buyer shall each pay its own attorney's fees and expenses and its own respective shares of prorations as hereinafter provided.

      D.    PRORATIONS.

      (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Closing Date (with Buyer being allocated items for the Closing Date itself):

      (a) All real estate taxes and assessments on the Property and Personal Property assessments for the current year. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from any improvements made or leases entered into on or after the Closing Date. In the event that any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date).

      (b) All fixed and additional rentals under the Leases and refundable security deposits. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable security deposits (to the extent the foregoing were made by tenants under the tenant leases and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. If Seller is holding any letters of credit in lieu of cash security deposits, then, at closing, Seller shall either (i) assign such letters of credit to Buyer if the same are assignable, or (ii) if not assignable, Seller shall reasonably cooperate (at Buyer's expense) with Buyer to have such letters of credit reissued to Buyer. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date (and Seller shall provide a schedule at closing itemizing all such delinquent rentals). Buyer shall include such delinquencies in its normal billing and shall use reasonable efforts to pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Lease).

To the extent Buyer receives rents on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable Lease for which such payments are received, and any excess monies received (net of Seller's share of reasonable third party costs of collection incurred by Buyer in connection therewith) shall be applied toward the payment of any delinquent rents, with Seller's share thereof, if any, being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect


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amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue an action against any tenant owing delinquent rents and any other amounts to Seller to collect such amounts, together with damages and the like as a result thereof (but in no event shall Seller have any right to institute eviction proceedings with respect thereto). Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

      (c) All utility costs and other normal and customary operating expenses.

      (d) On or before the Closing Date, Seller shall pay or cause to be paid (or there shall be escrowed for payment at closing) all leasing and brokerage commissions which are payable with respect to Leases affecting such Property executed prior to the date hereof, whether the same are due on or prior to the Closing Date or payable in installments subsequent thereto and including any portion thereof due upon any renewals of any such Lease or options to lease additional space but only if such renewal or additional space option commences prior to the date of this Agreement. Buyer shall assume the payment of all leasing and brokerage commissions which may hereafter become due with respect to (i) any renewals of any Leases or options to lease additional space under any Leases if such renewals or additional space options are exercised and commence or arise after the date of this Agreement so long as Buyer has received copies of all commission agreements for such renewals or additional space options during the Due Diligence Period, and (ii) any Leases hereinafter executed prior to the closing with Buyer's written consent.

      (e) Seller shall receive a credit at Closing (the "Sales Tax Credit") in lieu of the sales tax rebates from the City of Fountain Valley, California with respect to the Property or the tenants of the Property for the Fiscal Year 1998 and for that portion of Fiscal Year 1999 which occurs prior to the Closing Date, including, without limitation, all sales tax rebates with respect to Fry's. The Sales Tax Credit shall be an amount equal to Eighty Nine Thousand Eight Hundred Sixty Three and 01/100 United States Dollars ($89,863.01), which amount was calculated using the following formula:

      $82,000.00 for Fiscal Year 1998 [October 30, 1997 through and including October 29, 1998] +

      $7,863.01 for that portion of Fiscal Year 1999 which occurs prior to the Closing Date [October 30, 1998 through (but not including) December 4, 1998 (($82,000.00 / 365 days) * 35 days)] = $89,863.01.

      (2) CALCULATION. The prorations and payments shall be made on the basis of a 365-day year and shall be set forth on a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. The obligations of Seller and Buyer under this paragraph 5D shall survive the Closing until December 15, 1998, at which date all reprorations shall be final and there shall be no further reproations made after such date regardless of availability of information.



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      6.    CONDEMNATION OR DESTRUCTION OF PROPERTY.  In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, the risk of any such loss shall be assumed by Seller, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage (including rent loss insurance attributable to post-closing periods), as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable. In connection with any assignment of insurance proceeds hereunder, Seller shall credit Buyer with an amount equal to the applicable deductible amount under Seller's insurance; provided, however, if the amount of such deductible shall exceed $100,000, Seller shall have the right to terminate this Agreement by notice to Buyer given on or before the Closing Date (whereupon the Escrow Deposit shall be returned to Buyer). If (i) the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $100,000 or (ii) regardless of the amount such casualty is uninsured or underinsured, and Seller does not elect to credit Buyer with an amount equal to the cost to repair such uninsured or underinsured casualty (Seller having the right, but not the obligation, to do so), then in either such event Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date and receive a refund of the Escrow Deposit.

      7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

      A.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

      (1) GENERAL DISCLAIMER. Except as specifically set forth in this Agreement below or in the documents delivered by Seller at closing pursuant to paragraph 5B(1) hereof, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, during the Due Diligence Period, Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in this Agreement or in the documents delivered by Seller at closing pursuant to paragraph 5B(1) hereof, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy.

      (2) REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that, except as set forth in Exhibit "G" attached hereto and made a part hereof:

      (a) DUE AUTHORITY. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the legal capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise set forth in this Agreement).

      (b) NO BANKRUPTCY. Seller is not the subject of any bankruptcy, receivership or insolvency proceeding.

      (c) RENT ROLL. To Seller's knowledge, attached as Exhibit "H-1" and made a part hereof is a true, complete and accurate rent roll, as of the date thereof, with respect to all Leases respecting the Property (including all amendments or modifications thereto). To Seller's knowledge, neither Seller nor any tenant is in monetary default or material non-monetary default under any of the Leases that remains uncured. Without limitation thereon, to Seller's knowledge, Seller has completed all of Seller's obligations under the Leases that are required to be performed prior to the date hereof (including, with respect to all tenant improvement work required to be constructed by Seller). To Seller's knowledge, except as set forth in Exhibit "H-2", there are no brokerage agreements which impose obligations to pay lease commissions under the Lease for periods following the Closing Date. To Seller's knowledge, except as may be set forth in Exhibit "H-1" or its applicable Lease, no tenant is entitled to any rebate, concession, deduction or offset or has paid any rent or other charge for a period of more than 30 days in advance.

      (d) LITIGATION. There is no action, litigation, condemnation or other proceeding pending or, to Seller's knowledge threatened in writing against the Property or against Seller with respect to the Property.

      (e) COMPLIANCE. To Seller's knowledge, Seller has received no written notice from any governmental authority having jurisdiction over the construction, use, occupancy or operation of the Property to the effect that the Property is not in compliance with any applicable laws and ordinances.

      (f) SERVICE AGREEMENTS. To Seller's knowledge, there are no service agreements or contracts ("Service Agreements") or other agreements (other than as expressly set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "I" attached hereto and made a part hereof, and Seller is not in monetary default or material non-monetary default thereunder that remains uncured.

      (g) OPERATING STATEMENTS. The operating statements for the Property for the periods 1995, 1996, 1997 and year-to-date 1998
(preliminary) were prepared in the usual course of Seller's business.

      (h) EMPLOYEES. Seller does not employ any employees at the Property (any such employees being employed by Seller's third party property manager).

      (i) FOREIGN PERSON. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code.

      (j) ENVIRONMENTAL MATTERS. To Seller's knowledge, the Environmental Report and the reports described in Exhibit "J" attached hereto and made a part hereof (collectively, the "Environmental Reports", which Environmental Reports have been previously delivered to and reviewed by Buyer) constitute all third party environmental reports in Seller's possession or control, and to Seller's knowledge, except as set forth in the Environmental Reports, Seller has received no written notice of the existence, deposit, storage, removal, burial or discharge of any material known to Seller to be a "Hazardous Material" (as hereinafter defined) at, upon, under or within the Property, in an amount which would, as of the date hereof, give rise to an "Environmental Compliance Cost" (as hereinafter defined) or would otherwise constitute a violation of any statutory or judicial, federal, state or local environmental law or regulation. The term "Hazardous Material" shall mean asbestos, petroleum products, and any other hazardous waste or substance which has, as of the date hereof, been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment which has jurisdiction over the Property ("Environmental Agency"), which substance causes the Property (or any part thereof) to be in material violation of any applicable environmental laws; provided, however, that the term "Hazardous Material" shall not include (x) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (y) materials which area stored or used in the ordinary course of a tenant's occupancy at (or the Company's, or the Company's managing agents' operation of) the Property, and which are stored, used, held, or disposed of in compliance with all applicable environmental laws. The term "Environmental Compliance Cost" means any reasonable out of pocket cost, fee or expense exceeding $2,500 and incurred directly to satisfy any requirement imposed by any governmental agency to bring the Property into compliance with applicable Federal, state and local laws and regulations directly relating to the existence on the Property of any Hazardous Material. Buyer hereby acknowledges that it is acquiring the Property subject to any and all environmental conditions affecting the Property (including, without limitation, any and all matters disclosed in the Environmental Reports) and Buyer shall at Closing, assume the obligations for, and release Seller from any liability relating to (whether under local, state or federal law) any and all environmental conditions affecting the Property (including, without limitation, any and all matters disclosed in the Environmental Reports).

      (k) SELLER'S KNOWLEDGE. For purposes of this Agreement, Seller's knowledge means the present actual knowledge of Andrea Backman, Vice President of JMB Realty Corporation and partnership coordinator overseeing the investment of Seller in the Property (after having made inquiry of Seller's third party property manager with respect to the representations and warranties contained in this Agreement).

      B. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows: This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a corporation, duly organized and validly existing and in good standing under the laws of the State of Massachusetts and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the legal capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise set forth in this Agreement).

      C. SURVIVAL. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until the date which is six (6) months after the Closing Date (the "Survival Termination Date"), at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then provided such false or inaccurate representations, warranties, breaches or defaults were not knowingly or intentionally made in bad faith, Seller shall have no liability or obligation respecting such matters (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

      D. INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement (and as conditions precedent to Buyer's obligation to purchase the Property):

      (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

      (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which shall be terminated at closing (and Seller shall promptly provide Buyer with copies of all such additional service contracts). To the extent permitted pursuant to the terms thereof, Seller shall cause any Service Agreements designated by Buyer in writing to be terminated on the Closing Date; provided, however, except for any management agreements (which Seller agrees to terminate at its sole cost and expense), Seller and Buyer shall each be responsible for 50% of any penalties, fees or other expenses which may be required to be paid pursuant to the terms of such Service Agreements as a result of such termination to the extent Buyer gives Seller less than 30 days notice to terminate (it being understood and agreed that neither party shall be obligated to expend more than $5,000 in the aggregate in connection therewith).

      (3) Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date; provided, however, Seller shall not enter into any new leases or material modifications of existing leases without the written consent of Buyer (which consent will not be unreasonably withheld or materially delayed); provided further, however, that if Seller requests that Buyer consent to any new lease or any material modification of an existing lease and Buyer fails to respond within three (3) business days of Seller's request, such new lease or material modification of an existing lease shall be deemed approved. Notwithstanding anything herein to the contrary, at closing of the transactions hereunder, Buyer shall bear all costs and expenses related to any new leases or material modifications of existing leases entered into by Seller after the date hereof which have been approved by Buyer.

      (4) Seller shall maintain its existing insurance coverage (or substantially equivalent coverage) through the Closing Date.

      8.    INDEMNIFICATION.

      A. BY BUYER. Buyer shall hold harmless, indemnify and defend Seller from and against: (1) any and all third party claims for personal injury or property damage resulting from Buyer's torts related to the Property and occurring on or after the Closing Date, and (2) all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Seller as a result of the foregoing.

      B. BY SELLER. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any and all third party claims for personal injury or property damage resulting from Seller's torts related to the Property and occurring prior to the Closing Date and (2) all costs and expenses, including reasonable attorneys' fees, incurred by the Buyer as a result of such claims.

      C. GENERALLY. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such claim against indemnitee within 30 days after it has notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within 10 days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement.

      9. DISPOSITION OF DEPOSITS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT; AND PROVIDED FURTHER HOWEVER, IF SELLER SHALL WILLFULLY TAKE ACTIONS SO AS TO PREVENT THE AVAILABILITY OF A SPECIFIC PERFORMANCE ACTION TO BUYER, BUYER SHALL BE ENTITLED TO A RETURN OF THE ESCROW DEPOSIT AND REIMBURSEMENT OF ITS ACTUAL OUT-OF-POCKET COSTS PAID TO THIRD PARTIES IN CONNECTION WITH THE TRANSACTIONS HEREUNDER (SUCH REIMBURSEMENT NOT TO EXCEED $150,000 IN THE AGGREGATE). EXCEPT AS SET FORTH ABOVE, NO OTHER ACTIONS, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED IN CONNECTION WITH ANY DEFAULT BY SELLER. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT (AND THIS AGREEMENT SHALL THEREUPON TERMINATE). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE.

IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF

DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT. NOTHING CONTAINED HEREIN SHALL LIMIT EITHER PARTY'S RIGHTS TO ATTORNEYS' FEES AND OTHER COSTS SPECIFIED IN PARAGRAPH 10I BELOW IN THE EVENT OF LITIGATION RESPECTING THE MATTERS PROVIDED FOR IN THIS PARAGRAPH 9.



      _________________                    ________________
      Seller's Initials                    Buyer's Initials


      10.   MISCELLANEOUS.

      A.    BROKERS.

      (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and, except for any claims by Broker which are Seller's responsibility hereunder, Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 10 A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

      (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Hamptons International ("Broker") pursuant to a separate written agreement. The foregoing payment shall be the sole commissions, fees or payments payable to Broker in connection with the transactions hereunder.

      B.    LIMITATION OF LIABILITY.

      (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $1,000,000.

      (2) If the closing of the transactions hereunder shall have occurred, then in no event shall either Seller or Buyer have any liability pursuant to or in connection with the representations or warranties, under this Agreement or the documents delivered at closing pursuant to the provisions of paragraph 5 hereof) unless and until such liabilities shall exceed $10,000 in the aggregate; provided, however, nothing contained in the foregoing shall limit either party's liability for any proration amounts provided for in paragraph 5D of this Agreement.

      (3) No constituent partner or member in or manager or agent of either Seller or Buyer, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative, manager or agent of any corporation or trust that is or becomes a constituent partner or member in Seller or Buyer (including, but not limited to, JMB Realty Corporation and the individual(s) specified in paragraph 7A(2) above) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and each party and its respective successors and assigns and, without limitation, all other persons and entities, shall look solely to the other party's assets for the payment of any claim or for any performance, and each party, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner or member in Seller or Buyer (or in any other constituent partner or member of Seller or Buyer), nor any obligation of any constituent partner or member in Seller or Buyer (or in any other constituent partner or member of Seller or Buyer) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner or member of Seller or Buyer), shall at any time be deemed to be the property or an asset of Seller or Buyer or any such other constituent partner or member (and neither any party nor any of its respective successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's or member's obligation to restore or contribute). Nothing contained in the foregoing shall limit Seller's right to receive the Escrow Deposit in accordance with the terms and provisions of paragraph 9 hereof.

      (4) Notwithstanding the foregoing, Seller or its successor in interest shall establish reserves of at least $1,100,000 in cash or reasonably liquid investments as of the Closing Date for the purpose of paying any "Specified Liabilities" (defined below) and during the "Survival Period" (defined below), Seller shall only utilize such reserves for the payment of such Specified Liabilities; provided, however, that if (i) Seller or its successor-in-interest shall fail to retain reserves of at least $1,100,000 in cash or reasonably liquid investments at the time of closing hereunder, or (ii) during the period commencing on the Closing Date and ending on the date which is six (6) months after the Closing Date (the "Survival Period"), Seller or its successor-in-interest shall utilize such reserves for any purpose other than the payment of claims, expenses, liabilities or attorneys' fees of Seller or such successor-in-interest (including any amounts incurred in connection with resolving or defending any claim of liability hereunder) with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith), with respect to the Property (collectively, the "Specified Liabilities"), then subject to the terms and conditions of this Agreement, Buyer may, during the Survival Period, look to the assets of JMB Realty Corporation, as the general partner of Seller, for the payment of any Specified Liabilities; provided, however, the aggregate liability of JMB Realty Corporation in connection therewith shall not exceed $1,000,000 in the aggregate and shall be further limited as follows:

                  (x) with respect to the initial reserve amount, such liability shall be limited to the lesser of the amount by which $1,100,000 exceeds the amount actually reserved by Seller or its successor-in-interest in closing hereunder, and $1,000,000; or

                  (y) during the Survival Period, such liability shall be limited to the lesser of the amount of such reserves which, during the Survival Period, are utilized for purposes other than the payment of the Specified Liabilities, and $1,000,000.

By signing this Agreement, JMB Realty Corporation represents and warrants that as of the date hereof, it has a net worth on a current value basis of not less than $10,000,000.

      C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

      D.    TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

      E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

      F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

      G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, concurrently with closing Buyer may, with notice but otherwise without requirement of Seller's consent, assign its interest in this Agreement to
(i) any subsidiary of TA Realty Corp., (ii) any entity on which TA Realty Corp., TA Associates Realty or the principals thereof control the day to day management decisions, or (iii) an entity for which TA Realty Corp. or TA Associates Realty serves as an investment advisor. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

      H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

      TO BUYER:
      --------

      TA Realty Corp.
      4100 Newport Place
      Newport Beach, California 92660
      Attention:  Mr. James Buckingham
      Telecopier:  (714) 852-2030
      Office (Gen): (714) 852-2031

      WITH COPY TO:
      ------------

      Battle Fowler LLP
      2049 Century Park East
      Suite 2350
      Los Angeles, California  90067
      Attention: Richard F. Davis, Esq.
      Telecopier: (310) 277-0336
      Office (Gen): (310) 788-3000

      TO SELLER:
      ---------

      JMB Income Properties, Ltd.-XIII
      c/o JMB Realty Corporation
      900 North Michigan Avenue
      Chicago, Illinois 60611
      Attention: Ms. Andrea Backman
      Telecopier:  (312) 915-2502
      Office (Gen): (312) 440-4800

      WITH COPIES TO:
      --------------
      Pircher, Nichols & Meeks
      1999 Avenue of the Stars
      Suite 2600
      Los Angeles, California 90067
      Attention:  Real Estate Notices (GML)
      Telecopier:  (310) 201-8922
      Office (Gen): (310) 201-8900

      AND TO:
      ------
      Hamptons International
      55 West Monroe Street
      Suite 3200 West
      Chicago, Illinois 60603
      Attention:  Mr. James G. Abbey
      Telecopier:  (312) 899-0923
      Office (Gen): (312) 899-1900

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Notices may be given by telecopied transmission and shall be deemed given upon the actual receipt of the same by the individual to which they are addressed, and shall be promptly followed by a hard copy notice by mail as provided above.

      I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

      J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      K. REPORTING PERSON. Seller and Buyer hereby designate Escrow Holder as the Real Estate Reporting Person for purposes of Section 6045 of the Internal Revenue Code; and Escrow Holder, by its execution below, hereby accepts such appointment.

      L. AGREEMENT NOT TO MARKET. Seller agrees that, after the execution of this Agreement and prior to termination hereunder, and so long as Buyer is not in default hereunder, Seller shall take the Property off the market and shall not solicit or accept any offers concerning the sale of the Property other than the transaction contemplated herein.

      M. WAIVER OF TRIAL BY JURY. The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

      N. CONFIDENTIALITY. Each of the parties acknowledge that the financial terms of the transactions contemplated by this Agreement, and the information respecting the Property and the other party, are to be held in confidence by each such party; provided, however, each party may disclose such terms and information to its legal counsel, agents, brokers, accountants, clients, consultants, officers, partners, directors, shareholders, members, managers and employees who reasonably need to know the same (and each of whom shall be instructed to keep the same in confidence). Nothing contained herein shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential hereunder in connection with such party's enforcement rights under this Agreement or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings required by Seller pursuant to applicable law.

      M. EXHIBITS. The parties acknowledge that Exhibits to be attached hereto have not yet been finalized and agreed upon. In that connection, the parties agree that they shall endeavor in good faith to finalize and attach such Exhibits as they shall each approve within ten (10) days of the Effective Date. Upon such agreement, the Exhibits shall be a part of and shall be deemed incorporated herein as a part of this Agreement. If the parties are unable to agree on such Exhibits within such ten (10) day period, then this Agreement, and the obligations of the parties to close hereunder, shall thereupon terminate (and the Deposit shall be promptly returned to Buyer).

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written below.

                              JMB INCOME PROPERTIES, LTD.-XIII,
                              an Illinois limited partnership

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Corporate General Partner

                                    By:
                                    Name:
                                    Title:
                                                       "Seller"


                              TA REALTY CORP.,
                              a Massachusetts corporation

                              By:
                              Name:
                              Title:
                                                 "Buyer"

JMB REALTY CORPORATION ACKNOWLEDGEMENT
--------------------------------------


      The undersigned hereby executes this Agreement solely to evidence its representation and warranty set forth in paragraph 10B(4) of this Agreement.


Date: As of November 13, 1998       JMB REALTY CORPORATION,
                                    a Delaware corporation

                                    By:    _____________________________
                                    Name: _____________________________
                                    Title: ______________________________

                       ESCROW HOLDER'S ACKNOWLEDGEMENT
                       -------------------------------


      The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Date: ________________        CHICAGO TITLE INSURANCE COMPANY,
                              a Missouri corporation

                              By:   _____________________________
                              Name: _____________________________
                              Title: ______________________________
                                           "Escrow Holder"

                                  EXHIBIT A
                              Land Description
                              ----------------


          [Legal description from the title report to be attached.]

                                  EXHIBIT B
                              Personal Property
                              -----------------


                                    None.

                                  EXHIBIT C
                                Scope of Work
                                -------------

                        Seller Environmental Testing

      Three phases of investigation were performed by Seller's environmental consultant, England & Associates, between February and July 1998. In February, a shallow groundwater investigation (Phase I), consisting of the installation and sampling of three temporary piezometers, was conducted to evaluate areas where prior soil sampling indicated the potential of groundwater impact by Volatile Organic Compounds (VOCs). Chlorinated VOCs were detected in two of the three piezometers, as set forth in the report entitled Notification of Shallow Groundwater Investigation Results -- Fountain Valley Industrial Park, Fountain Valley, CA dated March 12, 1998, submitted to the Regional Water Quality Control Board - Santa Ana Region on March 12, 1998.

      To further assess the extent of the detected constituents, a supplemental groundwater investigation (Phase II) was conducted in March 1998. This phase consisted of the sampling of nineteen (19) locations across the site using HydroPunch temporary monitoring methods. The HydroPunch sampling and subsequent analysis resulted in the delineation of the shallow groundwater containing VOCs, as set forth in the report entitled Interim Report of Supplemental Groundwater Investigation -- Fountain Valley Industrial Park - Fountain Valley, CA dated April 3, 1998, submitted to the Regional Water Quality Control Board - Santa Ana Region on April 3, 1998.

      The final stage of the investigation (Phase III) occurred between April and July and consisted of four steps to confirm and delineate the concentrations of VOCs with monitoring wells, confirm the groundwater flow direction, and determine the site-specific stratigraphy. First, a cone penetrometer survey was performed to obtain lithologic information to assist in siting additional wells and determine the areal extent and nature of the less permeable materials underlying the shallow perched groundwater.

Next, three shallow monitoring wells (MW-1, MW-2, and MW-3) were installed to confirm the results of the HydroPunch data. In the third step, MW-4 was installed to finalize the determination of the groundwater flow direction. Finally, four additional monitoring wells (MW-5 through MW-8) were installed at downgradient locations to confirm and complete the delineation. The observed extent of the dissolved VOCs is set forth in the report entitled Groundwater Investigation Report -- Fountain Valley Industrial Park - Fountain Valley, CA dated August 12, 1998, submitted to the Regional Water Quality Control Board - Santa Ana Region on August 14, 1998.

                                  EXHIBIT D
                     FORM OF TENANT ESTOPPEL CERTIFICATE
                     -----------------------------------


TO:   ___________________ ("Buyer") and
      JMB INCOME PROPERTIES, LTD.-XIII, an Illinois limited partnership
("Seller")

      Re:   Lease dated ______________________________, by and between
____________________ , as Landlord, and ____________________, as Tenant,
covering premises commonly known as Fountain Valley Industrial Park in the City of Fountain Valley, County of Orange, State of California.

      The undersigned Tenant certifies and represents to Buyer and Seller, and their respective lenders, attorneys, representatives and successors and assigns, with respect to the above-described lease (the "Lease"), as follows:

      1. Tenant has accepted, and is in full and complete possession and occupancy of, the premises covered by the Lease (the "Premises").

      2. The Landlord named in the Lease, and its successor in interest, if any (collectively, "Landlord"), has satisfied all commitments, arrangements or understandings made to induce Tenant to enter into the Lease, and to Tenant's actual knowledge, Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, and there is not now any fact or condition with which notice or lapse of time, or both, would become a default. Tenant has not made any (and, to the best of Tenant's knowledge, has no current) claim of offsets or credits against rentals or other monetary obligations of Tenant payable under the Lease.

      3. Tenant is not in any respect in default under the terms and provisions of the Lease, and there are no facts or conditions which with notice, the passage of time, or both, would ripen into a default.

      4. Tenant has not assigned, transferred or hypothecated any of its interest under the Lease.

      5. The Lease, a true, correct and complete copy of which is attached hereto, is in full force and effect, is for a total term of ______ ______________________________ (_____) years, ending ____________________, has not been in any respect modified, altered or amended, and contains the entire agreement, understanding and commitment (written or oral) between Landlord and Tenant, except as follows:

______________________________________________________________________

______________________________________________________________________.


(List and attach initialed copies of all amendments and modifications or write "NONE.")

      6. Except as provided in the Lease, Tenant does not have any right to renew or extend the term of the Lease. Tenant does not have any right, title or interest with respect to the Premises other than as Tenant under the Lease and Tenant does not have any option or preferential right to purchase all or any part of the Premises or all or any part of the property of which the Premises are a part.

      7. Neither Tenant nor any predecessor of Tenant has made any payment to Landlord as a security deposit or advance or prepaid rent, except as follows: __________________________________________________

      8. As of the date hereof, the minimum annual base rent under the Lease is ______________________________ DOLLARS ($____________), subject to escalation in accordance with the terms and provisions of the Lease, and said amount is being paid by Tenant in monthly payments of ______________ ______ DOLLARS ($____________). As of the date hereof, the monthly operating expenses payable by Tenant under the Lease is ___________ _________ DOLLARS ($____________), subject to adjustments in accordance with the terms and provisions of the Lease. Tenant is current in the payment of rent and other monetary obligations under the Lease to Landlord.

      9. Tenant is not subject to a filing of a petition under the federal bankruptcy law or any insolvency laws or any laws for the reorganization of debtors, and Tenant has not made a general assignment for the benefit of creditors and is not insolvent.

      10. Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents secured therein.

      11. Tenant makes the above representations for the benefit and protection of (i) Seller (and its lenders) with the understanding and intent that the representations herein will be relied upon materially by Seller, and (ii) Buyer (and its lenders) with the understanding and intent that the representations herein will be relied upon materially by Buyer in purchasing (or financing) the property of which the Premises are a part and in taking an assignment of Landlord's interest in the Lease.

DATED:  ____________________, 1998.

                              TENANT:
                              a ____________________________________,


                              By:
                              Name:
                              Title:

                                  EXHIBIT E
                             FORM OF GRANT DEED
                             ------------------

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Battle Fowler LLP
2049 Century Park East
Suite 2350
Los Angeles, CA 90067
Attn: Sung H. Shin, Esq.

MAIL TAX STATEMENTS TO:

TA/WESTERN, LLC
c/o TA Realty Corp.
4100 Newport Place
Newport Beach, California 92660
Attention:  Fountain Valley Industrial Park


                                 GRANT DEED


      The undersigned Grantor declares that Documentary Transfer Tax is not part of the public records.

      FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, JMB INCOME PROPERTIES, LTD.-XIII, an Illinois limited partnership ("Grantor"), hereby GRANTS to TA/WESTERN, LLC, a Delaware limited liability company ("Grantee"), that certain real property located in the County of Orange, State of California, and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Property"), together with (i) all improvements owned by Grantor and located thereon,
(ii) all rights, privileges, easements and appurtenances owned by Grantor appertaining to the Property, and (iii) all right, title and interest of Grantor (if any) in, to and under adjoining streets, rights of way and easements, SUBJECT TO all covenants, conditions, easements, encumbrances and all other matters of record.



                          [SIGNATURE PAGE ATTACHED]

      IN WITNESS WHEREOF, Grantor has caused its duly authorized representatives to execute this instrument as of December 11, 1998.

GRANTOR:                      JMB INCOME PROPERTIES, LTD.-XIII,
                              an Illinois limited partnership

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Corporate General Partner

                              By:
                              Name:
                              Title:


Assessor's Parcel Number(s):  156-161-10, 156-161-11, 156-161-12, 156-161-
15, 156-161-16, 156-161-17, 156-161-18, 156-161-19, 156-164-05, 156-164-06,
156-164-07, 156-164-08, 156-164-09 and 156-164-10.

                               ACKNOWLEDGMENT


STATE OF ILLINOIS       )
COUNTY OF COOK          )



      On ________________, 1998, before me, ______________________, a
Notary Public in and for said State, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

Signature   ________________________________ (Seal)

                                  EXHIBIT A

                                To Grant Deed
                              Land Description
                              ----------------


          [Legal description from the title report to be attached.]

                      STATEMENT OF TAX DUE AND REQUEST
                   THAT TAX DECLARATION NOT BE MADE A PART
                           OF THE PERMANENT RECORD
                            IN THE OFFICE OF THE
                               COUNTY RECORDER

             (Pursuant to Cal. Rev. and Tax Code Section 11932)

To:   Registrar - Recorder
      County of Los Angeles

Request is hereby made in accordance with the provision of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

            JMB INCOME PROPERTIES, LTD.-XIII, an Illinois limited partnership, as Grantor,

                                     and

            TA/WESTERN, LLC, a Delaware limited liability company, as Grantee.

The property described in the accompanying document is located in Orange County, California.

The amount of tax due to the County of Orange on the accompanying document is Twenty Three Thousand Seven Hundred Eighty Seven and 50/100 Dollars ($23,787.50), computed on full value of property conveyed.


GRANTOR:                      JMB INCOME PROPERTIES, LTD.-XIII,
                              an Illinois limited partnership

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Corporate General Partner

                              By:
                              Name:
                              Title:


NOTE: After the permanent record is made, this form will be affixed to the conveying document and returned with it.

                                 EXHIBIT F-1
                            FORM OF BILL OF SALE
                            --------------------

                                BILL OF SALE

      FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, JMB INCOME PROPERTIES, LTD.-XIII, an Illinois limited partnership ("Seller"), does hereby give, grant, bargain, sell, transfer, assign, convey and deliver to TA/WESTERN, LLC, a Delaware limited liability company ("Buyer"), all of Seller's right, title and interest in and to the furniture, fixtures, equipment and other personal property ("Personal Property") described in Exhibit A attached hereto and incorporated herein by this reference, free and clear of liens, encumbrances and restrictions, which Personal Property is located on or about that certain real property located in the City of Fountain Valley, County of Orange, State of California, and more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

      The covenants, agreements, representations, warranties, indemnities and limitations provided in that certain agreement ("Purchase Agreement") captioned "PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS", dated as of November 9, 1998, by and between Seller and Buyer with respect to the property conveyed hereunder (including, without limitation, the limitations of liability provided in Paragraphs 7, 8, 9 and 10.B of the Purchase Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer and their respective successors and assigns.

      Seller covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, its successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which Buyer, its successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Buyer, its successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the assets of Seller intended to be transferred and assigned hereby, or to enable Buyer, its successors and/or assigns, to realize upon or otherwise enjoy any such assets. All references to "Seller" and "Buyer" herein shall be deemed to include their respective successors and/or assigns, where the context permits.


                          [SIGNATURE PAGE ATTACHED]

Dated:      ____________, 1998

SELLER:                       JMB INCOME PROPERTIES, LTD.-XIII,
                              an Illinois limited partnership

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Corporate General Partner

                              By:
                              Name:
                              Title:

BUYER:                        TA/WESTERN, LLC,
                              a Delaware limited liability company

                              By:   TA REALTY CORP.,
                                    a Massachusetts corporation

                                    By:
                                    Name:
                                    Title:

                                  EXHIBIT A

To Bill of Sale
Personal Property
-----------------

None.

EXHIBIT B

To Bill of Sale
and Description
----------------


[Legal description from the title report to be attached.]

                                 EXHIBIT F-2

                         FORM OF GENERAL ASSIGNMENT
                         --------------------------

                             GENERAL ASSIGNMENT


THIS GENERAL ASSIGNMENT (this "Assignment") is made as of December 11, 1998, by and between JMB INCOME PROPERTIES, LTD.-XIII, an Illinois limited partnership ("Seller"), and TA/WESTERN, LLC, a Delaware limited liability company ("Buyer").

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller grants, sells, conveys, transfers and assigns unto Buyer all of Seller's right, title and interest in, to and under the following items relating to that certain real property and improvements located in Orange County, California, and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Property"):

            (a) to the extent they may be transferred under applicable law, all licenses, permits, approvals, certificates of occupancy and other approvals necessary for the current use and operation of the Property, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Property or necessary to operate the Property as it is presently being operated;

            (b) all warranties, if any, issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment included as part of the Property;

            (c) all transferable telephone exchange numbers and development rights related to the Property;

            (d) to the extent assignable, all service, supply, security, management and maintenance contracts (collectively, the "Service
Agreements") described in Exhibit B attached hereto and incorporated herein by this reference, relating to the Property or its mechanical equipment, elevators and other elements; and

            (e) all plans, drawings, specifications, tradenames, surveys, renderings and other technical descriptions that specifically relate to the Property.

      Seller shall indemnify, protect, defend and hold Buyer harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with the Service Agreements described in subparagraph (d) above and relating to the period prior to the date hereof. Buyer accepts the foregoing assignment and assumes the obligations of Seller in connection with the Service Agreements described in subparagraph (d) above and shall indemnify, protect, defend and hold Seller harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with the Service Agreements described in subparagraph (d) above and relating to the period on or after the date hereof.

      The covenants, agreements, representations, warranties, indemnities and limitations provided in that certain agreement ("Purchase Agreement") captioned "PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS", dated as of November 9, 1998, by and between Seller and Buyer with respect to the property conveyed hereunder (including, without limitation, the limitations of liability provided in Paragraphs 7, 8, 9 and 10.B of the Purchase Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer and their respective successors and assigns.

      Seller covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, its successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which Buyer, its successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Buyer, its successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the assets of Seller intended to be transferred and assigned hereby, or to enable Buyer, its successors and/or assigns, to realize upon or otherwise enjoy any such assets. All references to "Seller" and "Buyer" herein shall be deemed to include their respective successors and/or assigns, where the context permits.

      The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Seller and Buyer, respectively.

      This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.



                        [SIGNATURE PAGE ATTACHED]

      IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:                     JMB INCOME PROPERTIES, LTD.-XIII,
                              an Illinois limited partnership

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Corporate General Partner

                              By:
                              Name:
                              Title:


ASSIGNEE:                     TA/WESTERN, LLC,
                              a Delaware limited liability company

                              By:   TA REALTY CORP.,
                                    a Massachusetts corporation

                              By:
                              Name:
                              Title:

                                  EXHIBIT A

To General Assignment
                              Land Description
                            ---------------------


          [Legal description from the title report to be attached.]

                                  EXHIBIT B

To General Assignment
                         List of Service Agreements
                         --------------------------


                                    None.

                                 EXHIBIT F-3

                          FORM OF LEASE ASSIGNMENT
                          ------------------------


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Battle Fowler LLP
2049 Century Park East
Suite 2350
Los Angeles, CA 90067
Attn: Sung H. Shin, Esq.



                     ASSIGNMENT AND ASSUMPTION OF LEASES
                     -----------------------------------


      THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") is made as of December 11, 1998 by and between JMB INCOME PROPERTIES, LTD.-XIII, an Illinois limited partnership ("Assignor"), and TA/WESTERN, LLC, a Delaware limited liability company ("Assignee"), with reference to the following facts:

      A. Assignor, as lessor, and those certain tenants listed in Exhibit B attached hereto (collectively, the "Tenants") have entered into leases or other agreements demising space in or otherwise similarly affecting or relating to the "Premises" (as hereinafter defined), together with any and all amendments, modifications or supplements thereto (collectively, the "Leases") covering certain premises (the "Premises") located upon that certain parcel of real property situated in Orange County, California, more particularly described in Exhibit A attached hereto.

      B. Assignor has received (and has not applied) security deposits and rents prepaid more than one (1) month in advance from the Tenants under the Leases, in the total cash amount of ______________________________ ($__________) (the "Security Deposits").

      C. Pursuant to the terms of that certain agreement captioned "PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS", dated as of November 9, 1998, entered into by Assignor, as Seller, and Assignee, as Buyer (the "Purchase Agreement"), Assignor now desires to assign and transfer to Assignee, and Assignee desires to assume, all of Assignor's interest as lessor in the Leases and Security Deposits as set forth herein.

      NOW THEREFORE, in consideration of the mutual covenants and conditions herein below set forth, the parties hereby agree as follows:

      1. Effective as of the "Closing Date", as that phrase is defined in the Purchase Agreement, Assignor assigns and transfers to Assignee, all of Assignor's right, title, interest and claims as lessor, in, to and arising out of the Leases (including, without limitation, all of Assignor's right, title and interest in and to those certain sales tax rebates from the City of Fountain Valley, California with respect to the Premises for the Fiscal Year 1998 and for that portion of Fiscal Year 1999 which occurs prior to the Closing Date, including, without limitation, all sales tax rebates with respect to the Lease with Fry's Electronics, Inc.) and Security Deposits, subject to the provisions set forth in the Leases.

      2. Assignee hereby accepts the assignment of the Leases and Security Deposits as of the Closing Date, shall be entitled to all rights and benefits accruing to the lessor thereunder and hereby assumes and agrees to discharge all burdens and obligations of Assignor thereunder and agrees to be bound by the terms of each of the Leases, from and after the Closing Date.

      3. The covenants, agreements, representations, warranties, indemnities and limitations provided in the Purchase Agreement with respect to the Leases and Security Deposits conveyed hereunder (including, without limitation, the limitations of liability provided in Paragraphs 7, 8, 9 and 10.B of the Purchase Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer and their respective successors and assigns.

      4. The provisions of this instrument shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

      5. This Assignment and Assumption may be executed in counterparts which taken together shall constitute one and the same instrument.

      6. This Assignment shall not supersede the Purchase Agreement and, in the event of conflict between this Assignment and the Purchase
Agreement, the Purchase Agreement shall control.

                        [SIGNATURE PAGE ATTACHED]

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

ASSIGNOR:                     JMB INCOME PROPERTIES, LTD.-XIII,
                              an Illinois limited partnership

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Corporate General Partner

                              By:
                              Name:
                              Title:



                              ASSIGNEE:    TA/WESTERN, LLC,
                              a Delaware limited liability company

                              By:   TA REALTY CORP.,
                                    a Massachusetts corporation

                              By:
                              Name:
                              Title:

                               ACKNOWLEDGMENT


STATE OF ILLINOIS       )
COUNTY OF COOK          )



      On __________________, 1998, before me, ______________________, a
Notary Public in and for said State, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

Signature   ________________________________ (Seal)



STATE OF _________________    )
COUNTY OF _______________     )



      On __________________, 1998, before me, ______________________, a
Notary Public in and for said State, personally appeared ______________ ___________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


Signature   ________________________________ (Seal)

                                  EXHIBIT A

To Assignment and Assumption of Leases
                              Land Description
                   --------------------------------------


          [Legal description from the title report to be attached.]

                                  EXHIBIT B

To Assignment and Assumption of Leases
                               List of Tenants
                   --------------------------------------


Building    Tenant
--------    ------

1           Pacific Mutual Life Insurance

            Lease dated 4/28/1997 between JMB Income Properties and tenant

2           D & T Associates, Inc.

            Lease dated 9/1/1993 between JMB Income Properties and tenant

3           Creative Bus Sales, Inc.

            Lease dated 3/25/1997 between JMB Income Properties and tenant

4           Fry's Electronics, Inc.

            Lease dated 7/14/1993 between JMB Income Properties and tenant
            First Amendment dated 8/25/1993 between same landlord and tenant

5           Car Prep, Inc.

            Lease dated 7/14/1994 between JMB Income Properties and tenant
            First Amendment dated 8/26/1998 between same landlord and tenant

6           Silk Gallery

            Lease dated 4/15/1987 between Bank of America Trust & Savings association and tenant First Amendment dated 4/25/1990 between JMB Income Properties and tenant Second Amendment dated 3/21/1991 between same landlord and tenant Third Amendment dated 3/6/1992 between same landlord and tenant Fourth Amendment dated 9/26/1997 between same landlord and tenant

7           Orange Coast Collision, Inc.

            Lease dated 9/20/1994 between JMB Income Properties and tenant First Amendment dated 11/16/1994 between same landlord and tenant

8           Joe Kunz Co.

            Lease dated 8/31/1992 between JMB Income Properties and tenant Lease Renewal Agreement dated 5/22/1996 between same landlord and tenant

9           A & R Wholesale Distributors, Inc.

            Lease dated 1/23/1996 between JMB Income Properties and tenant

10          Circuit City Stores, Inc.

            Lease dated 4/27/1994 between JMB Income Properties and tenant

11          Atlas Bolt and Supply Co., Inc.

            Lease dated 3/6/1992 between JMB Income Properties and tenant First Amendment dated 3/7/1997 between same landlord and tenant

12          Prototype Concepts, Inc.

            Lease dated 5/12/1992 between JMB Income Properties and tenant First Amendment dated 11/10/1992 between same landlord and tenant Lease Renewal Agreement dated
            4/15/1996 between same landlord and tenant

13          Hubert H. Park d/b/a MAACO Auto Painting

            Lease dated 04/08/1997 between JMB Income Properties and Peter Kersten Assignment of Lease dated 01/19/1998 between same landlord, Peter Kersten and tenant

14          Decorative Fabric House, Inc.

            Lease dated 6/10/1994 between JMB Income Properties and tenant First Amendment dated 1/16/95 between same landlord and tenant

                                 EXHIBIT "G"

            EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES
            -----------------------------------------------------

None.*


     * Although the following does not constitute an exception to any Seller representation or warranty as set forth in the Purchase Agreement to which this exhibit is attached, the following is being provided for Seller's information without representation or warranty of any kind or nature.


OUTSTANDING TENANT BALANCES AS OF 11/19/98

FRY'S ELECTRONICS       Credit Balance of              $(46,140.05)
CAR PREP, INC.          11/98 Charges:
                                    Rent               $ 13,013.52
                                    Insurance          $     33.36
                                    CAM                $    583.02
                                    Taxes              $  1,112.92
                        Adjustments 8/98 - 10/98:
                                    Rent               $  1,001.04
                                    Insurance          $    711.57
                                    CAM                $  1,749.06
                                    Taxes              $  3,338.76
Car Prep, Inc.          Total                          $ 21,843.25

SILK GALLERY            11/98 Charges:
                                    Rent               $  8,293.50
                                    Insurance          $    245.44
                                    Taxes              $    834.75
                        Previous Credit
                                    Rent               $   (949.28)
Silk Gallery Total                                     $  8,424.41

CIRCUIT CITY      11/98 Charges:
                                    CPI                $    393.38
TOTAL O/S AS OF 11/19                                  $(15,479.01)

                                EXHIBIT "H-1"
                                  RENT ROLL

Building    Tenant
--------    ------

1           Pacific Mutual Life Insurance

            Lease dated 4/28/1997 between JMB Income Properties and tenant

2           D & T Associates, Inc.

            Lease dated 9/1/1993 between JMB Income Properties and tenant

3           Creative Bus Sales, Inc.

            Lease dated 3/25/1997 between JMB Income Properties and tenant

4           Fry's Electronics, Inc.

            Lease dated 7/14/1993 between JMB Income Properties and tenant
            First Amendment dated 8/25/1993 between same landlord and tenant

5           Car Prep, Inc.

            Lease dated 7/14/1994 between JMB Income Properties and tenant
            First Amendment dated 8/26/1998 between same landlord and tenant

6           Silk Gallery

            Lease dated 4/15/1987 between Bank of America Trust & Savings association and tenant
            First Amendment dated 4/25/1990 between JMB Income Properties and tenant
            Second Amendment dated 3/21/1991 between same landlord and tenant
            Third Amendment dated 3/6/1992 between same landlord and tenant
            Fourth Amendment dated 9/26/1997 between same landlord and tenant

7           Orange Coast Collision, Inc.

            Lease dated 9/20/1994 between JMB Income Properties and tenant
            First Amendment dated 11/16/1994 between same landlord and tenant

8           Joe Kunz Co.

            Lease dated 8/31/1992 between JMB Income Properties and tenant
            Lease Renewal Agreement dated 5/22/1996 between same landlord and tenant

9           A & R Wholesale Distributors, Inc.

            Lease dated 1/23/1996 between JMB Income Properties and tenant

10          Circuit City Stores, Inc.

            Lease dated 4/27/1994 between JMB Income Properties and tenant

11          Atlas Bolt and Supply Co., Inc.

            Lease dated 3/6/1992 between JMB Income Properties and tenant
            First Amendment dated 3/7/1997 between same landlord and tenant

12          Prototype Concepts, Inc.

            Lease dated 5/12/1992 between JMB Income Properties and tenant
            First Amendment dated 11/10/1992 between same landlord and tenant
            Lease Renewal Agreement dated 4/15/1996 between same landlord and tenant

13          Hubert H. Park d/b/a MAACO Auto Painting

            Lease dated 04/08/1997 between JMB Income Properties and
            Peter Kersten
            Assignment of Lease dated 01/19/1998 between same landlord, Peter Kersten and tenant

14          Decorative Fabric House, Inc.

            Lease dated 6/10/1994 between JMB Income Properties and tenant
            First Amendment dated 1/16/95 between same landlord and tenant

     * See Exhibit "G" for information regarding credits and charges due by or owed to Tenants as of 11/19/98.

EXHIBIT "H-2"
LIST OF BROKERAGE AGREEMENTS
----------------------------


                                    None.

EXHIBIT "I"
SERVICE AGREEMENTS


                                    None.

EXHIBIT "J"
ENVIRONMENTAL REPORTS
---------------------



California Regional Water Quality Control Board No Further Action Letter, dated October 9, 1998


England & Associates Groundwater Investigation Report, dated August 12,
1998


England & Associates Interim Report of Supplemental Ground Water
Investigation, dated April 3, 1998


California Regional Water Quality Control Board Letter Regarding
Concurrence with England & Associates' Groundwater Investigation, dated March 18, 1998


England & Associates Workplan for Supplemental Groundwater Investigation, dated March 12, 1998


England & Associates Report of Shallow Groundwater Investigation, dated March 12, 1998


England & Associates Workplan for Shallow Groundwater Investigation, dated January 7, 1998


Golder & Associates Memorandum of Analytical Results of the Soil Gas and Soil Assessment, dated November 26, 1997, commissioned by TA Associates


Golder & Associates Preliminary Briefing Report: Phase I Environmental Site Assessment, dated October 17, 1997, commissioned by TA Associates.


Acton, Mickelson, Van Dam, Inc., Phase I Environmental Site Assessment, dated November 18, 1993


ICF Technology Incorporated Preliminary Assessment, dated August 19, 1991


A.T. Kearney Phase I Environmental Integrity Assessment, dated August 1988